Exhibit 99.1

State Bancorp, Inc. Declares 100% Increase in Cash Dividend

JERICHO, N.Y., October 27, 2011 -- The Board of Directors of State Bancorp, Inc. (Nasdaq:STBC), parent company of State Bank of Long Island, declared a cash dividend of $0.10 per share at its October 25, 2011 meeting. The cash dividend represents a 100% increase over the $.05 per share dividend paid by the Company for the last ten quarters. The Board’s decision to increase the cash dividend was primarily driven by the Company’s strong capital ratios and financial performance along with Management’s confidence in the Company’s future earnings capacity. The increased $.10 cash dividend per share will be paid on December 16, 2011 to stockholders of record as of November 11, 2011.

State Bancorp, Inc. is the holding company for State Bank of Long Island. In addition to its sixteen branches located in Nassau, Suffolk, Queens and Manhattan, the Bank maintains its corporate headquarters in Jericho. The Bank has built a reputation for providing high-quality personal service to meet the needs of our diverse client base which includes commercial real estate owners and developers, small to middle market businesses, professional service firms, municipalities and consumers. The Bank maintains a web site at www.statebankofli.com with corporate, investor and branch banking information.

Forward-Looking Statements and Risk Factors

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "is confident that," and similar expressions are intended to identify forward-looking statements. The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in: the failure of the Company and Valley National Bancorp ("Valley") to satisfy the closing conditions in the Agreement and Plan of Merger dated as of April 28, 2011 between the Company and Valley pursuant to which the Company will merge with and into Valley, market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan or investment portfolios, demand for loan products, demand for financial services in the Company's primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing and services and those risks detailed in the Company's periodic reports filed with the SEC. Investors are encouraged to access the Company's periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Additional Information and Where to Find It

On April 28, 2011, the Company entered into an Agreement and Plan of Merger with Valley, providing for the merger of the Company with and into Valley, with Valley as the surviving entity.

In connection with the merger, Valley has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of the Company and a Prospectus of Valley, as well as other relevant documents concerning the proposed transaction. A definitive Proxy Statement will be mailed to stockholders of the Company after the Registration Statement is declared effective. The Registration Statement has not yet become effective. Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You can obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Valley at the SEC's Internet site (http://www.sec.gov). You can also obtain these documents, free of charge, from the Company by accessing the Company's website at www.statebankofli.com under the tab "Investor Relations" and then under the heading "Financial Information" and subheading "SEC Filings."

The Company and Valley and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company's 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2011. Information about the directors and executive officers of Valley is set forth in the proxy statement for Valley's 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 11, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus. You may obtain free copies of this document as described in the preceding paragraph.

CONTACT: Anthony J. Morris

              Chief Marketing & Corporate Planning Officer

              516-495-5098, amorris@statebankofli.com